Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-117272) pertaining to the Union Planters Corporation 401(k) Retirement Savings Plan of Regions Financial Corporation of our report dated June 23, 2005, with respect to the 2004 financial statements and schedule of the Union Planters Corporation 401(k) Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Birmingham, Alabama

June 23, 2005